                              AFFILIATION AGREEMENT

This Affiliation Agreement ("Affiliation Agreement") dated as of September 25, 1998 is entered into by and between FIFTH THIRD BANCORP, a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Cincinnati, Hamilton County, Ohio ("Fifth Third"), and ENTERPRISE FEDERAL BANCORP, INC., a corporation organized and existing under the corporation laws of the State of Ohio, with its principal office located in West Chester, Hamilton County, Ohio ("Enterprise").

                             W I T N E S S E T H :

WHEREAS, Fifth Third is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Enterprise is a unitary savings and loan holding company under Section 10 of the Home Owners Loan Act, as amended ("HOLA"), and Fifth Third and Enterprise desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio pursuant to which at the Effective Time (as herein defined in Section IX) Enterprise will be merged into Fifth Third, with Fifth Third to be and become the surviving corporation (the "Merger");

WHEREAS, Enterprise owns all of the outstanding stock of Enterprise Federal Savings Bank ("Thrift Subsidiary") which, at the Effective Time, will be merged with and into Fifth Third's wholly-owned subsidiary The Fifth Third Bank ("Fifth Third Bank") with Fifth Third Bank to become the surviving corporation (the "Subsidiary Merger"); and,

WHEREAS, under the terms of this Agreement each of the issued and outstanding shares of the Common Stock, $.01 par value per share, of Enterprise ("Enterprise Common Stock") which are issued and outstanding (excluding treasury shares and shares as to which dissenters' rights have been asserted and duly perfected in accordance with Section 1701.85 of the Ohio General Corporate Law ("OGCL")("Dissenting Shares")) immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and in substitution therefor such Enterprise shares will, at the Effective Time, be converted into shares of the Common Stock, without par value, of Fifth Third ("Fifth Third Common Stock"), all as more fully provided in this Agreement;

WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third and Enterprise, agree together as follows:

I.    MODE OF EFFECTUATING CONVERSION OF SHARES

A. Upon the terms and conditions set forth in this Agreement, Enterprise shall be merged into Fifth Third.

B. At the Effective Time all of the shares of Fifth Third Common Stock that are issued and outstanding or held by Fifth Third as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the

Surviving Corporation. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for purchase of any shares of the capital stock of any class of Fifth Third, and any securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third to which they are entitled under the terms of the governing documents.

C. 1. At the Effective Time, each of the shares of the Enterprise Common Stock (excluding treasury shares and Dissenting Shares) will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into .68516 shares of Fifth Third Common Stock (the "Exchange Ratio"), subject to adjustment as provided in Section I.F. below. All issued and outstanding shares of the Preferred Stock of Enterprise, if any, shall be canceled at the Effective Time. At the Effective Time, all shares of Enterprise Common Stock held in treasury will be canceled and terminated and will not be converted into shares of Fifth Third Common Stock.

      2. At the Effective Time, each award, option, or other right to purchase or acquire shares of Enterprise Common Stock pursuant to stock options ("Enterprise Rights") granted by Enterprise under the 1994 Stock Option Plan ("Stock Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to Fifth Third Common Stock, and Fifth Third shall assume each Enterprise Right, in accordance with the terms of the Stock Plan and stock option agreement by which it is evidenced, except from and after the Effective Time, (i) Fifth Third and its Compensation Committee shall be substituted for the Committee of Enterprise's Board of Directors (including, if applicable, the entire Board of Directors of Enterprise) administering such Stock Plan, (ii) each Enterprise Right assumed by Fifth Third may be exercised solely for shares of Fifth Third Common Stock, (iii) the number of shares of Fifth Third Common Stock subject to such Enterprise Right shall be equal to the number of shares of Enterprise Common Stock subject to such Enterprise Right immediately prior to the Effective Time multiplied by the Exchange Ratio, however, such number of Enterprise Rights shall not exceed 226,860 shares in the aggregate, which amount equals the number of Enterprise Rights in existence prior to August 1, 1998, and (iv) the per share exercise price under each such Enterprise Right shall be adjusted by dividing the per share exercise price under each such Enterprise Right by the Exchange Ratio and rounding up to the nearest four decimal places. Notwithstanding, the provisions of clause (iii) of the preceding sentence, Fifth Third shall not be obligated to issue any fraction of a share of Fifth Third Common Stock upon exercise of Enterprise Rights and any fraction of a share of Fifth Third Common Stock that otherwise would be subject to a converted Enterprise Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Fifth Third Common Stock and the adjusted per share exercise price of such Enterprise Right. The market value of one share of Fifth Third Common Stock shall be the last sale price of Fifth Third Common Stock on the NASD National Market (as reported by The Wall Street Journal, or if not reported thereby, any other authoritative source selected by Fifth Third) on the last trading day preceding the Effective Time. In addition, notwithstanding the foregoing, each Enterprise Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Fifth Third agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

      3. The grants pursuant to the Stock Plan shall continue in effect on the terms and conditions (subject to the adjustments required by Section I.C.2 after giving effect to the Merger), and Fifth Third shall take all reasonable steps to comply with the terms of the Stock Plan to ensure, the extent reasonably required by, and subject to the provisions of, the Stock Plan, the Enterprise Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Fifth Third shall take all corporate action necessary to reserve for issuance sufficient shares of Fifth Third Common Stock for delivery upon exercise of Enterprise Rights assumed by it in accordance with this Section. Within 60 days after the Effective Time, Fifth Third shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or appropriate forms), with respect to shares of Fifth Third Common Stock subject to the Enterprise Rights assumed by Fifth Third in accordance with this Section and shall use its reasonable efforts to maintain the effectiveness of such registration statements and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

D. At the Effective Time, all of the shares of Enterprise Common Stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of Enterprise, except as aforesaid, their sole rights as shareholders shall pertain to the Fifth Third Common Stock and cash in lieu of fractional shares, if any (as described in the immediately succeeding paragraph), into which their Enterprise Common Stock shall have been converted by virtue of the Merger.

E. After the Effective Time, each holder of a certificate or certificates for shares of Enterprise Common Stock, upon surrender of the same duly transmitted to Fifth Third Trust Department, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Enterprise Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a share. Within seven (7) business days after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Enterprise shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Enterprise Common Stock in exchange for new certificates of Fifth Third Common Stock. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Enterprise Common Stock (other than Dissenting Shares) shall be deemed for all corporate purposes to evidence ownership of the number of full shares of Fifth Third Common Stock into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of Fifth Third Common Stock into which Enterprise Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Enterprise Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

F. The Exchange Ratio referred to in Paragraph C of this Article I shall be adjusted so as to give the Enterprise shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of Fifth Third Common Stock effected between the date of this Agreement and the Effective Time. In the event between the date of this Agreement and the Effective Time, Fifth Third has engaged in either the distribution of any of its assets (other than a cash dividend), or caused the distribution of capital stock in a company which holds any asset(s) previously held by Fifth Third or in any affiliate thereof, to the Fifth Third shareholders, then the Exchange Ratio shall be increased in such amount so that the equivalent fair market value of such transaction shall also be distributed to the Enterprise shareholders, as of the Effective Time.

G. When all necessary documents have been filed and recorded in accordance with the laws of the State of Ohio, and the Merger becomes effective, the separate existence of Enterprise shall cease and Enterprise shall be merged into Fifth Third (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "Fifth Third Bancorp".

H. The Second Amended Articles of Incorporation, as amended, of Fifth Third of record with the Secretary of State of Ohio as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

I. The Directors of Fifth Third who are in office at the Effective Time shall be the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with law. The officers of Fifth Third who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law.

J. The Regulations of Fifth Third at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.

K. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Enterprise shall cease; Fifth Third shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Fifth Third and Enterprise, and all obligations owing by or due each of Fifth Third and Enterprise shall be vested in, and become the obligations of, Fifth Third, without further act or deed, including, without limitation, any liability to Dissenting Shareholders under Sections 1701.84 and 1701.85 of the OGCL; and all rights of creditors of each Fifth Third and Enterprise shall be preserved unimpaired, and all liens upon the property of each of Fifth Third and Enterprise shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

L. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Enterprise in office at the Effective Time shall execute and deliver such instruments and shall take or causes to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Enterprise and otherwise to carry out the purposes of this Agreement.

M. This Agreement shall be filed (only if necessary) and recorded along with Articles or a Certificate of Merger in accordance with the requirements of the OGCL. This Agreement shall not be filed with the Secretary of the State of Ohio until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully met or effectively waived.

N.    The Merger is intended to be a reorganization within the meaning of
Section 368(a) of the Code, and the Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

O. 1. Each outstanding share of Enterprise Common Stock the holder of which has perfected his right to dissent under the OGCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive Fifth Third Common Stock, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. Enterprise shall give Fifth Third prompt notice upon receipt by Enterprise of any such written demands for payment of the fair value of such shares of Enterprise Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demands being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation or Fifth Third. If any Dissenting Shareholders shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of Enterprise Common Stock shall be converted into a right to receive Fifth Third Common Stock in accordance with the applicable provisions of this Agreement.

      2. No holder of Fifth Third Common Stock shall be entitled to relief as dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

II.   REPRESENTATIONS AND WARRANTIES OF ENTERPRISE.

Enterprise represents and warrants to Fifth Third that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in
Schedule 1 hereto delivered by Enterprise to Fifth Third in connection with the execution of this Agreement by Fifth Third:

A. Enterprise (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio and is a registered unitary savings and loan holding company under the HOLA; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 4,000,000 shares, $.01 par value per share, of Enterprise Common Stock and 1,000,000 shares, no par value per share, of Preferred Stock ("Enterprise Preferred Stock") authorized pursuant to its Articles of Incorporation, which are the total number of shares Enterprise is authorized to have outstanding;
(iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Enterprise of any kind, other than (a) 2,210,996 shares of Enterprise Common Stock, which presently are authorized, duly issued and outstanding and fully paid and non-assessable, and (b) options to purchase a total of 226,860 shares of Enterprise Common Stock which were granted to and are currently held by the employees, officers and Directors of Enterprise and/or Thrift Subsidiary; and
(v) owns of record and beneficially free and clear of all liens and encumbrances, all of the 100 outstanding shares of the capital stock of the Thrift Subsidiary, $.01 par value per share. Enterprise has no direct or indirect active subsidiaries other than Thrift Subsidiary.

B. Thrift Subsidiary is duly incorporated, validly existing and in good standing as a Federal Savings Bank under the laws of the United States, and has all the requisite power and authority to conduct the banking business as now conducted by it; and Thrift Subsidiary does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of any of the Thrift Subsidiary of any kind, other than 100 shares of the capital stock, $.01 par value per share, of the Thrift Subsidiary owned of record and beneficially by Enterprise.

C. Enterprise has previously furnished to Fifth Third its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at September 30, 1997, and for the year then ended, together with the opinions of its independent certified public accountants associated therewith. Enterprise also has previously furnished to Fifth Third the Thrift Financial Reports as filed with OTS of the Thrift Subsidiary as at September 30, 1995, 1996 and 1997, for the years then ended. Enterprise also has furnished to Fifth Third (i) its unaudited, consolidated financial statements as at June 30, 1998, and for the three months and nine months then ended, and (ii) the Thrift Financial Reports as filed with the OTS of the Thrift Subsidiary for the quarter ended June 30, 1998. Such consolidated financial statements of Enterprise fairly present the consolidated financial condition of Enterprise as of the date thereof, and for the years or periods covered thereby in conformity with generally accepted accounting principles ("GAAP"), consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Enterprise or the Thrift Subsidiary required to be disclosed in the financial statements so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Enterprise shall continue to furnish such financial information for subsequent monthly and quarterly periods to Fifth Third as soon as practicable until the Closing Date. In the event that the Closing Date does not occur before June 30, 1999, Enterprise shall furnish Fifth Third with its audited or unaudited, consolidated financial statements as at September 30, 1998, December 31, 1998 and March 31, 1999 and for the period then ended as soon as they are reasonably available.

D. Enterprise and the Thrift Subsidiary have good and marketable title to all of the material properties and assets reflected in its separate statement of financial condition as at June 30, 1998, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

E. Except as disclosed in Schedule 1 and for events relating to the business environment in general: (i) since June 30, 1998, to the date hereof there have been no material adverse changes in the financial condition, operations or business of Enterprise and the Thrift Subsidiary on a consolidated basis; (ii) Enterprise is not aware of any events which have occurred since June 30, 1998 to the date hereof or which as of the date hereof are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Enterprise and the Thrift Subsidiary on a consolidated basis, excluding in each instance matters (which shall include but not be limited to changes in general economic condition, changes in interest rates, changes in laws or regulations or changes in GAAP) of general application to the thrift or banking industry; and (iii) since June 30, 1998, to the date hereof there have been no material changes in the methods of business operations of Enterprise and the Thrift Subsidiary.

F. Except as disclosed in Schedule 1, there are no actions, suits, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Enterprise, threatened against Enterprise or the Thrift Subsidiary which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Enterprise and the Thrift Subsidiary on a consolidated basis.

G. Except as disclosed in Schedule 1, since June 30, 1998, to the date hereof Enterprise and the Thrift Subsidiary each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in Schedule 1, since June 30, 1998, to the date hereof Enterprise has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

H. Except as disclosed in Schedule 1, Enterprise and the Thrift Subsidiary have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Enterprise or the Thrift Subsidiary through the date hereof constitute complete and accurate representations of the tax liabilities of Enterprise and the Thrift Subsidiary for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects. Neither Enterprise nor the Thrift Subsidiary is currently under audit nor have either of them been contacted for an audit. Neither Enterprise nor the Thrift Subsidiary is engaged in any appeal proceeding in connection with any return.

I. Except as disclosed in Schedule 1, neither Enterprise nor the Thrift Subsidiary is a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or
(ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the Thrift Subsidiary) which do not require the annual expenditure of more than $15,000.00 thereunder.

J. Except as disclosed in Schedule 1, since June 30, 1998, to the date hereof the Thrift Subsidiary has not incurred any unusual or extraordinary loan losses which are material to Enterprise and the Thrift Subsidiary on a consolidated basis; to the best knowledge of Enterprise and in light of the Thrift Subsidiary's historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of June 30, 1998, its reserve for loan losses was, in the opinion of Enterprise, adequate to absorb all known and reasonably anticipated losses as of such date.

K. Except as disclosed in Schedule 1, neither Enterprise nor the Thrift Subsidiary has, directly or indirectly, dealt with any broker or finder in connection with this transaction and neither has incurred or will incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

L. 1. The Directors of Enterprise, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of Enterprise's shareholders at the annual or a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Code of Regulations of Enterprise.

      2. Enterprise has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory and shareholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Enterprise, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of Enterprise's shareholders.

      3. Except as disclosed in Schedule 1, neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Enterprise's Articles of Incorporation or Code of Regulations or, to the best knowledge of Enterprise, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Enterprise or the Thrift Subsidiary is subject or bound; (ii) to the best knowledge of Enterprise, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Enterprise or the Thrift Subsidiary; (iii) conflicts with, results in a breach of, violates or constitutes a default under, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Enterprise or the Thrift Subsidiary is a party or by which Enterprise's or the Thrift Subsidiary's rights, properties or assets are subject or bound; or (iv) to the best knowledge of Enterprise, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Enterprise or the Thrift Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $15,000 (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by the Thrift Subsidiary).

M. Complete and accurate copies of the (i) Articles of Incorporation and Code of Regulations of Enterprise and (ii) the Charter and Bylaws of the Thrift Subsidiary in force as of the date hereof have been delivered to Fifth Third.

N. Except as disclosed in Schedule 1, neither Enterprise nor the Thrift Subsidiary has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of Enterprise and the Thrift Subsidiary. To the best knowledge of Enterprise and except as disclosed in Schedule 1, the Thrift Subsidiary possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

O. Neither this Agreement nor the Agreement of Merger nor any report, statement, list, certificate or other information furnished by Enterprise or the Thrift Subsidiary to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to their business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (or, in the case of information relating to the proxy statement/prospectus, at the time it is mailed, in the case of the registration statement, at the time it becomes effective and in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Enterprise is held to consider the adoption of this Agreement) an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

P. Except as disclosed in Schedule 1, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or, to the best knowledge of Enterprise, threatened against or affecting Enterprise or the Thrift Subsidiary in respect to any "facility" owned, leased or operated by either of them (but excluding any "facility" as to which sole interest of Enterprise or the Thrift Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Enterprise or the Thrift Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Enterprise or the Thrift Subsidiary and/or require Enterprise or the Thrift Subsidiary to incur expenses of more than $15,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Enterprise or the Thrift Subsidiary, nor are there any such actions or proceedings or investigations in which Enterprise or the Thrift Subsidiary is a plaintiff or complainant. Neither Enterprise nor the Thrift Subsidiary is liable in any material respect under any applicable law for any release by either of them or, to the best knowledge of Enterprise, for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Enterprise or the Thrift Subsidiary liable for any material costs (as a result of the acts or omissions of Enterprise or the Thrift Subsidiary or, to the best knowledge of Enterprise, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Enterprise or the Thrift Subsidiary to prevent or minimize any actual or threatened release by Enterprise or the Thrift Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

Except as disclosed in Schedule 1, to the best knowledge of Enterprise each "facility" owned, leased or operated by Enterprise or the Thrift Subsidiary (but excluding any "facility" as to which the sole interest of Enterprise or the Thrift Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Enterprise or the Thrift Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Enterprise and the Thrift Subsidiary taken as a whole.

Q. 1. Benefit Plans. Schedule 1 lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits maintained by Enterprise or the Thrift Subsidiary for the benefit of employees, former employees or Directors of Enterprise or the Thrift Subsidiary and shall include (a) any qualified retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan.

      2. Plan Documents, Reports and Filings. Except as disclosed on Schedule 1, Enterprise or the Thrift Subsidiary has provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

      3. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on
Schedule 1: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments except for the First and Second Amendments to the ESOP and any amendments to the defined benefit plan) satisfied the requirements of section 401(a) of the Code, as amended by all of the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS, and the scope of such determination letter is complete and does not exclude consideration of any of the requirements or matters referred to in sections 4.02 through 4.04 of Revenue Procedure 93-39; (b) to the best knowledge of Enterprise, such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) to the best knowledge of Enterprise, such Qualified Benefit Plan is in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

      4. Welfare Plan Compliance. With respect to each Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted on Schedule 1: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the best knowledge of Enterprise, in compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the best knowledge of Enterprise, operated in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to the requirements of
Section 4980B of the Code ("COBRA"), has been, to the best knowledge of Enterprise, operated in substantial compliance with such COBRA requirements.

      5. Prohibited Transactions. To the best knowledge of Enterprise, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

      6. Lawsuits or Claims. Except as disclosed in Schedule 1, no material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of Enterprise, threatened against any Benefit Plan or against Enterprise or the Thrift Subsidiary with respect to any Benefit Plan.

      7. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of Enterprise and the Thrift Subsidiary or, if not, in Schedule 1. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Enterprise or the Thrift Subsidiary and for which Enterprise or the Thrift Subsidiary is liable under applicable law,
(e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

      8. Defined Benefit Pension Plan Liabilities. Enterprise and the Thrift Subsidiary (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in Schedule 1, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither Enterprise, the Thrift Subsidiary nor any controlled group member of Enterprise or the Thrift Subsidiary participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

      9. Independent Trustee. Enterprise and the Thrift Subsidiaries (a) have not incurred any asserted or, to the best knowledge of Enterprise, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and which is maintained by an employer unrelated in ownership to Enterprise or the Thrift Subsidiary, (b) have not authorized nor knowingly participated in a material prohibited transaction under
Section 406 of ERISA and not exempt under Section 408 of ERISA and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

      10. Retiree Benefits. Except as listed on Schedule 1 and identified as "Retiree Liability", Enterprise and Thrift Subsidiary have no obligation to provide medical benefits, or life insurance benefits to or with respect to retirees, former employees or any of their relatives.

      11. Right to Amend and Terminate. Except as listed on Schedule 1, Enterprise or Thrift Subsidiary has all power and authority necessary to amend or terminate eaich Benefit Plan without incurring any material penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

      12. SERP Liability. Enterprise represents that its Board of Directors has approved an unfunded Supplemental Employee Retirement Plan (the "SERP"). Enterprise represents that it has or will cancel the SERP prior to the Effective Time and that it will not make any distributions therefrom to any of its employees or the employees of the Thrift Subsidiary.

      13. Material. For purposes of this Paragraph Q as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $15,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

R. The investment portfolios of Enterprise and the Thrift Subsidiary consist of securities in marketable form. Except as disclosed in Schedule 1, since June 30, 1998 to the date hereof neither Enterprise nor the Thrift Subsidiary has incurred any unusual or extraordinary losses in the aggregate value of its investment portfolio, and, except for matters of general application to the thrift or banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Enterprise is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Enterprise's and the Thrift Subsidiary's investment portfolio on a consolidated basis.

S. Except as disclosed in Schedule 1, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Enterprise, threatened against any of the Directors or officers of Enterprise or the Thrift Subsidiary in their capacities as such, and no Director or officer of Enterprise or the Thrift Subsidiary currently is being indemnified or seeking to be indemnified by either Enterprise or the Thrift Subsidiary pursuant to applicable law or Enterprise's Articles of Incorporation or Code of Regulations or the Thrift Subsidiary's Charter or Bylaws.

T. All representations and warranties contained in this Section II shall expire at the Effective Time, and, thereafter, neither Enterprise nor the Thrift Subsidiary nor any officer or director of either of them shall have any liability or obligations with respect thereto.

V. There is no "business combination," "moratorium," "control share," or other state anti-takeover statute or regulation or any agreement to which Enterprise is a party which (i) prohibits or restricts Enterprise's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Fifth Third to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

W. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for Enterprise's own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of it or one of its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Enterprise. Neither Enterprise nor its subsidiaries, nor to its knowledge any other party thereto is in breach of any of its obligations under any such agreement or arrangement which breach will have material adverse effect on the business, operations or financial condition of Enterprise on a consolidated basis.

III.  REPRESENTATIONS AND WARRANTIES OF FIFTH THIRD

Fifth Third represents and warrants to Enterprise that as of the date hereof or as of the indicated date, as appropriate:

A. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged, and The Fifth Third Bank is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Ohio and is duly authorized to conduct the business in which it is engaged. The outstanding shares of capital stock or other ownership interests of each direct, significant subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are directly owned by Fifth Third free and clear of all liens ad encumbrances. All of such subsidiaries are duly authorized to conduct business in which they are engaged, unless such failure to obtain or maintain such authorization will not have a material adverse effect on Fifth Third, as a whole.

B. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock it is authorized to have outstanding is 300,500,000 of which 300,000,000 shares are Fifth Third Common Stock and 500,000 shares are classified as Preferred Stock without par value. As of the close of business on July 31, 1998, 266,516,245 shares of Fifth Third Common Stock were issued and outstanding and 1,379,594 shares were held in its treasury. As of the date of this Agreement, no shares of its Preferred Stock have been issued. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans. At July 31, 1998, 14,147,556 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options granted under its stock option plans and 11,252,259 shares were reserved for issuance under options to be granted in the future.

C. All shares of Fifth Third Common Stock to be received by the shareholders of Enterprise as a result of the merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

D. Fifth Third has furnished to Enterprise its audited consolidated financial statements as at December 31, 1997, December 31, 1996 and December 31, 1995 and for the respective years then ended together with the opinions of its independent public accountants associated therewith. Fifth Third has also furnished to Enterprise its unaudited, consolidated financial statements as at June 30, 1998 and for the three and six month periods then ended. Such consolidated financial statements fairly present the consolidated financial condition of Fifth Third as of their respective dates and for the respective periods covered thereby in conformity with GAAP consistently followed throughout the periods covered thereby. Neither Fifth Third nor any significant subsidiaries of Fifth Third have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Fifth Third will furnish to Enterprise its unaudited consolidated financial statements as at September 30, 1998 and for the nine (9) months then ended a soon as such statements are publicly available, and shall continue to furnish information for subsequent calendar quarter periods to Enterprise as soon as such becomes publicly available until the Closing Date.

E. Except for events relating to the business environment in general: (i) since June 30, 1998, to the date hereof there have been no material adverse changes in the consolidated financial condition, operations or business of Fifth Third; (ii) the chief executive officer and the chief financial officer of Fifth Third are not aware of any events which have occurred since June 30, 1998, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third; and
(iii) since June 30, 1998, to the date hereof there have been no material changes in the methods of business operations of Fifth Third and its subsidiaries.

F. 1. The Executive Committee of the Board of Directors of Fifth Third, by resolution adopted by the members present at a meeting duly called and held, at which meeting a quorum was at all times present and acting, has approved this Agreement, including reserving for issuance to Enterprise shareholders in accordance with this Agreement, a sufficient number of shares of Fifth Third Common Stock. Approval and adoption of this Agreement by the shareholders of Fifth Third is not required under Ohio law, the regulations of the NASDAQ NMS or under the Second Amended Articles of Incorporation, as amended, or Code of Regulations of Fifth Third.

      2. Fifth Third has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will the constitute a valid and binding obligation of Fifth Third, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals.

      3. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, violate or constitute a default, under Fifth Third's Second Amended Articles of Incorporation, as amended, or Code of Regulations or, to the best knowledge of its chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third is subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Fifth Third or any of its subsidiaries other than such rights as may be given the shareholders of Enterprise pursuant to the provisions of Sections 1701.84 and 1701.85 of the Ohio Revised Code; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third is a party or by which Fifth Third's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

G. Complete and accurate copies of (i) the Second Amended Articles of Incorporation, as amended, and (ii) the Code of Regulations of Fifth Third in force as of the date hereof have been delivered to Enterprise.

H. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither Fifth Third nor any of its subsidiaries has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either or which could reasonably be expected to have a material adverse effect on the financial condition Fifth Third and its subsidiaries taken as a whole. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

I. 1. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Fifth Third to Enterprise or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Enterprise is held to consider the adoption of this Agreement) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      2. Fifth Third has furnished to Enterprise or its agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Fifth Third with the SEC:

            a. Fifth Third's Annual Report on Form 10-K for the year ended December 31, 1997, and reports on Form 10-Q for the quarters ended March 31 and June 30, 1998;

            b. any Current Report on Form 8-K with respect to any event occurring after June 30, 1998 and prior to the date of this Agreement;

            c. any report filed by Fifth Third to amend or modify any of the reports described above; and

            d. all proxy statements prepared in connection with meetings of Fifth Third's shareholders held or to be held subsequent to June 30, 1998.

The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to June 30, 1998 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Enterprise. Fifth Third timely shall furnish Enterprise with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

J. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, threatened against Fifth Third or any Fifth Third subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third.

K. Since June 30, 1998 to the date hereof, none of Fifth Third's banking subsidiaries and thrift subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, and in the light of any banking or thrift subsidiary's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of June 30, 1998, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

L. Fifth Third and its subsidiaries have filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively.

M. Fifth Third has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

N. Fifth Third has no unfunded liabilities with respect to any Benefit Plan (as such term is defined in subparagraph Q.1. of Section II hereof, but applied to Fifth Third, its subsidiaries and affiliates) that are material, either individually or in the aggregate, to Fifth Third on a consolidated basis and that have not been recorded and disclosed as required by GAAP in the most recent year-end, audited financial statements of Fifth Third supplied to Enterprise pursuant to Paragraph D of Section III hereof.

O. The investment portfolios of Fifth Third and its subsidiaries and affiliates consist of securities in marketable form. Since June 30, 1998, to the date hereof Fifth Third and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of Fifth third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its affiliates on a consolidated basis.

P. As of the date hereof, Fifth Third is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

Q. All representations and warranties contained in this Section III shall expire at the Effective Time, and thereafter, neither Fifth Third nor any officer or Director of Fifth Third shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

IV. OBLIGATIONS OF ENTERPRISE BETWEEN THE DATE OF THIS AGREEMENT AND THE EFFECTIVE TIME.

A. Enterprise, in consultation with Fifth Third, will take all actions necessary to call and hold its annual or a special meeting of its shareholders as soon as practicable after the Fifth Third registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the "SEC") and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of Enterprise intends to inform the shareholders of Enterprise in the proxy materials relating to the annual or special meeting that all Directors of Enterprise presently intend to vote all shares of Enterprise Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other shareholders of Enterprise, subject only to such Directors' fiduciary obligations.

B. (i) Consistent with GAAP, Enterprise agrees that on or before the Effective Time based on a review of the Thrift Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans and investment portfolio, Enterprise will work with Fifth Third with the goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with the guidelines used within the Fifth Third holding company system, provided that no adjustment to general valuation allowances or reserves shall be made until immediately prior to the Effective Time and all conditions precedent to the obligations of the parties hereto have either been satisfied or waived as confirmed by such parties in writing. Fifth Third shall provide such assistance and direction to Enterprise as is necessary in conforming to such policies, practices, procedures and asset dispositions which are mutually agreeable between the date of this Agreement until the Effective Time; and (ii) from the date of this Agreement until the Effective Time, Enterprise and the Thrift Subsidiary each will be operated in the ordinary course of business, and neither of them will, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld: make any changes in its capital or corporate structures; issue any additional shares of its Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $15,000; make, enter into or renew any agreement for services to be provided to Enterprise or the Thrift Subsidiary or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $15,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), and, except as disclosed in Schedule 1; open for business any branch office which has been approved by the appropriate regulatory authorities but not yet opened or apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies, other than such Agreements existing on the date hereof and disclosed to Fifth Third; declare or pay any cash dividends on its own stock other than normal and customary cash dividends per quarter paid in such amounts and at such times as Enterprise historically has done on its Common Stock, provided this covenant shall only apply to Enterprise; pay any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein; and provide any increases in employee salaries or benefits other than in the ordinary course of business. Enterprise agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the Thrift Subsidiary which are now owned by it other than in connection with a loan from Fifth Third to Enterprise.

C. Except as required by applicable law or regulation, except for actions taken with the consent of Fifth Third, Enterprise and the Thrift Subsidiary shall not
(a) implement or adopt any material change in their interest rate risk management policies, procedures, or practices; (b) fail to follow its existing policies or practices with respect to managing their exposure to interest rate risk; or (c) fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk.

D. Not later that the 15th day prior to the mailing of Enterprise's proxy statement with respect to the Merger, Enterprise shall deliver to Fifth Third a list of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the "Enterprise Affiliates"). Enterprise shall use its best efforts to cause each Enterprise Affiliate to execute and deliver to Fifth Third on or before the mailing of such proxy statement an agreement in the form of Appendix D hereto.

V.    COOPERATION AND OTHER OBLIGATIONS AND OTHER COVENANTS

A. Fifth Third will prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Banks, the Office of Thrift Supervision, and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to the registration and issuance of the shares of Fifth Third Common Stock to be issued to the shareholders of Enterprise in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of Enterprise and its affiliates, to be paid by Fifth Third), and any other laws applicable to the transactions provided for in this Agreement. Fifth Third shall use all reasonable efforts to file all such applications within ninety (90) days of the date of this Agreement and to secure all such approvals. Enterprise agrees that it will, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Enterprise and Thrift Subsidiary, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, Fifth Third shall provide copies thereof to Enterprise. Fifth Third agrees that it will, as promptly as practicable after request and at its own expense, provide Enterprise with all information and documents concerning Fifth Third and its subsidiaries as shall be required in connection with preparing such applications, registration statements and other documents which are to be prepared and filed by Enterprise and in connection with approvals required to be obtained by Enterprise hereunder. Prior to filing any such applications, statements or other documents with the applicable governmental agency, Enterprise shall provide, at least five (5) days prior to the filing date, copies thereof to Fifth Third.

B. Each of the parties hereto agrees to use its best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

C. Enterprise agrees to permit Fifth Third, its officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Enterprise, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties, and those of the Thrift Subsidiary and The Fifth Third Bank as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Enterprise and the Thrift Subsidiary or Fifth Third or The Fifth Third Bank, as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in such Paragraph VII.D. hereof); provided, however, that any such examination by Fifth Third or Enterprise shall not relieve Fifth Third or Enterprise from any responsibility or liability for any material misrepresentation or material breach of warranty hereunder discovered in the course of or subsequently to such examination and prior to the Effective Time.

D. If all options have not been exercised prior to the Effective Time, such options shall be converted to options to purchase Fifth Third Common Stock based on the exchange ratio with the option exercise price adjusted accordingly to take into account the change in the number of options.

E. (1) Enterprise shall develop a written description and timetable which shall be provided to and approved by Fifth Third and its counsel, setting forth all actions necessary to: (i) make contributions to the Enterprise Federal Employee Stock Ownership Plan ("ESOP") and/or to have the ESOP sell unallocated shares under the ESOP to fully repay the ESOP's existing loan, all in compliance with the applicable requirements of ERISA and the Internal Revenue Code, including Code Sections 415 (as interpreted by the IRS in Private Letter Rulings 9648054 and 9426048) and 404; (ii) amend the ESOP to authorize the sale of unallocated shares to repay the loan, to provide for the allocation of gain on the sale of unallocated shares in a manner that complies with the position of the IRS in Private Letter Rulings 9648054 and 9426048 and to make such other changes as may be necessary to implement the termination; (iii) terminate the ESOP; and (iv) submit the ESOP to the Internal Revenue Service for a determination letter that the ESOP, as so amended and terminated, continues to be a qualified retirement plan and employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code. Upon development and approval by Fifth Third of said written description and timetable, Enterprise shall take such actions as described therein as are approved by Fifth Third. Distribution of the shares and any other assets of the ESOP shall (i) not occur until after the receipt of the foregoing IRS determination letter and (ii) occur prior to the Effective Time only with the express written consent of Fifth Third, which shall not be unreasonably withheld. In connection with the development of the written description and timetables referred to above and resolution of the ESOP, the parties agree they intend that, to the extent not prohibited by applicable law, the ESOP shall be maintained through the date of its final termination for the exclusive benefit of individuals who had become ESOP participants on or before the Effective Time.

      (2) Except as provided in (1) above, if requested by Fifth Third, Enterprise or Thrift Subsidiary shall take all actions necessary to freeze the Qualified Benefit Plans as of a date not later than the Effective Time such that no further contributions (including employee 401(k) contributions) shall be made under the Qualified Benefit Plans.

      (3) If Fifth Third so requests, Enterprise or the Thrift Subsidiary shall develop a plan and timetable for terminating any or all of the Qualified Benefit Plans other than the ESOP, and, with the advance written approval of Fifth Third, shall proceed with the implementation of said termination plan and timetable.

      (4) Except as provided in (1) above, Enterprise and Thrift Subsidiary, without the advance written consent of Fifth Third shall not (1) adopt any amendments to the Qualified Benefit Plans after the date of this Agreement; or
(2) make any distributions from the Qualified Benefit Plans after the date of this Agreement, other than distributions in the normal administration of the Qualified Benefit Plans; or (3) make any contributions to the Qualified Benefit Plans (except 401(k) employee contributions) after the date of this Agreement; or (4) take any action reducing or restricting the availability of FECO or surplus under the defined benefit plan.

      (5) Enterprise or Thrift Subsidiary shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that the requirements of Sections 404, 412, 415, 416, 401(k) and (m) of the Code have been satisfied by all of its Qualified Benefit Plans.

      (6) With respect to any Benefit Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without Fifth Third's consent whether or not such discretionary acceleration of vesting is provided under the terms of the Benefit Plan; provided that a Benefit Plan which pursuant to its terms provides for an acceleration of vesting upon a change of control of Enterprise shall not be deemed to involve a discretionary acceleration of vesting and vesting thereunder shall accelerate as of the Effective Time.

      (7) Each participant in the Enterprise Recognition and Retention Plan ("RRP") not fully vested will, in accordance with the terms of the RRP, become fully vested in plan share awards thereunder and any dividends previously paid with respect to such plan shares as of the Effective Time. As soon as practicable after the execution of this Agreement, Enterprise and Fifth Third will cooperate to cause the RRP to be amended and other action taken, in a manner reasonably acceptable to Enterprise and Fifth Third, to provide that the RRP will terminate upon the Effective Time; provided, however, that (i) any distribution of shares under the RRP will be effected in accordance with the requirements, if any, of federal and state securities laws and regulations, and
(ii) all distributions from the RRP after the Effective Time shall be in shares of Fifth Third Common Stock. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of Enterprise Common Stock, whether before or after the Effective Time. As of August 1, 1998, the total number of shares awarded under the RRP was 90,744. No further grants or awards have been or shall be made under the RRP after August 1, 1998.

VI.   CONDITIONS PRECEDENT TO CLOSING.

A.    Conditions to the Obligations of Each of the Parties:

The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

      1. The shareholders of Enterprise shall have duly approved and adopted this Agreement in accordance with and as required by law and in accordance with its Articles of Incorporation and Code of Regulations.

      2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Banks, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to the extent required.

      3. Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Fifth Third or Enterprise and other than regularly-scheduled regulatory examinations.

      4. Any waiting period mandated by law in respect of the final approval by any applicable Federal regulator(s) of the transaction contemplated herein shall have expired.

B.    Conditions to the Obligations of Fifth Third:

The obligation of Fifth Third to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Fifth Third in a writing delivered to Enterprise which specifically refers to the condition or conditions being waived:

      1. All of the representations and warranties of Enterprise set forth in
Section II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

      2. Enterprise shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

      3. Elias, Matz, Tiernan & Herrick L.L.P., counsel for Enterprise and the Thrift Subsidiary, shall have delivered an opinion addressed to Fifth Third in substantially the form appended hereto as Appendix A.

      4. The aggregate amount of consolidated shareholders' equity (including Common Stock, Additional Paid-In Capital and Retained Earnings and excluding Treasury Stock) of Enterprise immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with GAAP, consistently applied, shall not be less than $37,000,000. For purposes of this subparagraph 4 to Section VI.B., (A) any expenses or accruals after the date hereof relating to (i) the adjustments contemplated by
Section IV.B.(i) herein, (ii) termination or funding of any of Enterprise's or the Thrift Subsidiary's Benefit Plans, as contemplated herein, (iii) expenses associated with the Merger or (iv) market value adjustments to the investment portfolio of Enterprise and the Thrift Subsidiary shall be excluded for purposes of calculation of Enterprise's shareholders' equity as contemplated herein prior to the Effective Time.

      5. Fifth Third's independent certified public accountants shall have reviewed the unaudited consolidated financial statements of Enterprise as at the end of the month immediately preceding the Effective Time, as well as the unaudited separate financial statements of the Thrift Subsidiary as of the same date, performed such other auditing procedures as may be requested by Fifth Third and reported in good faith that they are not aware of any material modifications which would have a material adverse effect on the financial condition of Enterprise or the Thrift Subsidiary that should be made in order for such financial statements to (i) be in conformity with GAAP, consistently applied, excluding the presentation of footnotes, and (ii) accurately state the financial condition and results of operations of Enterprise and the Thrift Subsidiary.

      6. The receipt of a certificate from Enterprise and the Thrift Subsidiary, executed by the chief executive officer and chief financial officer of each, dated the Closing Date, certifying to their best knowledge and belief that: (i) all of the representations and warranties set forth in Section II hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and (ii) it has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

      7. The total issued and outstanding shares of Enterprise Common Stock shall not exceed 2,437,856 shares including all options to purchase Enterprise Common Stock. Attached hereto on Schedule 1 is a list of all options to acquire Enterprise Common Stock, the holders thereof, the dates of issuance, the vesting schedules and the price per share of such options.

      8. (a) In consideration of the consummation of this transaction, the Directors of Enterprise, with exception of Steven Wilson, shall execute and deliver to Fifth Third an agreement by which the Directors shall agree for a period of two (2) years after the Effective Time to refrain from directly or indirectly, whether for their own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of Fifth Third, (ii) provide Banking Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with Fifth Third's or any Affiliate's business relationships with any Client,
(iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than Fifth Third or an Affiliate relating to Banking Services of any type, (v) endeavor or entice away from Fifth Third any person who the Director has actual knowledge that such person is, or was at any time during the period the Director was employed by Fifth Third or during the Restricted Period, employed by or associated with Fifth Third as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with Fifth Third's property rights in lists of Clients or otherwise diminish the value of such lists to Fifth Third.

Notwithstanding any provision contained in this Section 8, the restrictions contained herein shall not be applicable to any activity of the Director or any activity of his or her spouse which existed at the time of this Agreement and which was disclosed by the Director to Fifth Third, and may be waived by Fifth Third with respect to one or more Directors in writing at any time and from time to time in Fifth Third's sole discretion after receipt of a written request from any Director

      (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending two years thereafter.

      (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by Fifth Third or its affiliates.

      (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of Fifth Third at the date of termination of employment or at any time during the two year period prior to the date of termination of the Director's term, any potential clients who to the Director's actual knowledge, have been identified and contacted by a representative of Fifth Third. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

9. The transaction contemplated by the Purchase and Assumption Agreement, dated June 16, 1998, between Enterprise and Cornerstone Savings Association (the "Cornerstone Agreement"), shall have been satisfactorily consummated in accordance with the terms thereof. Enterprise shall have delivered to Fifth Third copies of the executed versions of the Cornerstone Agreement and all exhibits, schedules and amendments thereto. In addition, Enterprise shall deliver to Fifth Third all regulatory filings and all approvals or denials of such regulatory bodies with authority to approve such transaction. Enterprise shall not amend the terms of the Cornerstone Agreement without the prior written consent of Fifth Third.

10. The transaction contemplated by the Agreement and Plan of Reorganization, dated as of July 2, 1998, among Enterprise, the Thrift Subsidiary and Security Savings Holding Company, Inc. and Security Savings Association (the "Security Savings Agreement"), shall have been satisfactorily consummated in accordance with the terms thereof. Enterprise shall have delivered to Fifth Third copies of the executed versions of the Security Savings Agreement and all exhibits, schedules and amendments thereto. In addition, Enterprise shall deliver to Fifth Third all regulatory filings and all approvals or denials of such regulatory bodies with authority to approve such transaction. Enterprise shall not amend the terms of the Security Savings Agreement without the prior written consent of Fifth Third.

C.    Conditions to the Obligations of Enterprise:

The obligation of Enterprise to consummate the transactions provided for herein and in the Agreement of Merger is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Enterprise in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

      1. All of the representations and warranties of Fifth Third set forth in
Section III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

      2. Fifth Third shall have performed all of the obligations required of it under the terms of this Agreement and the Agreement of Merger in all material respects.

      3. Paul L. Reynolds, counsel for Fifth Third, shall have delivered an opinion addressed to Enterprise in substantially the form appended hereto as Appendix B.

      4. The receipt of a certificate from Fifth Third, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to their best knowledge and belief that: (i) all of the representations and warranties set forth in Section III were true and correct as of the date of this Agreement and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and, (ii) Fifth Third has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

      5. Fifth Third shall have registered its shares of Common Stock to be issued to the Enterprise shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued. The shares of Fifth Third Common Stock to be issued to the Enterprise shareholders hereunder shall have been authorized for trading on the NASDAQ NMS upon official notice of issuance.

      6. Fifth Third's Trust Department, as the Exchange Agent, will acknowledge in writing to Enterprise that it is in receipt of (i) certificates representing a whole number of shares of Fifth Third Common Stock to be issued to the shareholders of Enterprise pursuant to this Agreement, and (ii) sufficient cash to be paid to the Enterprise shareholders for fractional shares.

VII.  ADDITIONAL COVENANTS

A. The Thrift Subsidiary shall be merged with and into Fifth Third Bank, to be effective on the Effective Time. The parties hereto agree to cooperate with one another to effect such merger. Upon consummation of any merger of the Thrift Subsidiary, the separate corporate existence of the Thrift Subsidiary shall cease by operation of law.

B. 1. Fifth Third shall consider employing at Fifth Third or other Fifth Third subsidiaries or affiliates as many of the Enterprise and Thrift Subsidiary employees who desire employment within the Fifth Third holding company system as possible, to the extent of available positions and consistent with Fifth Third's standard staffing levels and personnel policies; provided that such continuing employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Thrift Subsidiary's medical plan immediately prior to the Effective Time or any waiting period relating to coverage under Fifth Third's medical plan.

      2. Those employees of Enterprise and the Thrift Subsidiary who do not have an employment or severance agreement and who are not to be employed by Fifth Third or who are terminated or voluntarily resign after being notified that, as a condition of employment, such employee must work at a location more than thirty (30) miles from such employee's former location of employment or that such employee's salary will be decreased, in any case and in both cases, within thirty (30) days after the Effective Time, and who sign and deliver a termination and release agreement in the form attached as Appendix C hereto, shall be entitled to severance pay equal to, in the case of officers and all other exempt employees of Enterprise or the Thrift Subsidiary, two (2) weeks of pay for each year of service up to a maximum of sixteen (16) weeks pay with a minimum of two (2) weeks of pay; and in the case of all other employees two (2) weeks of pay for each year of service up to a maximum of twelve (12) weeks pay for these purposes and a minimum of two (2) weeks of pay; if there has been a break in an employee's period of employment, the prior period shall be added to the current period of employment. Fifth Third shall provide sufficient notification to Enterprise of those employees it will not be hiring in order that such employees terminated by Enterprise can be given appropriate notice of termination in advance of the effectiveness thereof. Nothing contained in this Paragraph VII.B.2 shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

      3. Any officer of Enterprise or the Thrift Subsidiary who has an employment or severance agreement with Enterprise or the Thrift Subsidiary as of September 1, 1998 (each a "Contract Officer") shall receive as of the Effective Time, the severance or termination payments provided for in their respective employment agreements ("Contract Payments") (provided that the Contract Payments owed under employment agreements which are defined as "base salary and bonuses under employee benefit plans" shall be limited to be based upon base salary and cash bonus payments actually paid to the employee and shall not include ESOP distributions, profit sharing distributions, share allocations on account of an RRP (as defined herein), automobile lease payment reimbursements and other distributions of stock or retirement benefits paid to the employee) and shall not receive any severance payments from Enterprise and Fifth Third in connection with the Merger, pursuant to Section VII. B.2. As a condition to receiving their Contract Payments each Contract Officer shall sign and deliver to Fifth Third a termination and release agreement. All such agreements shall be in the form attached hereto as Appendix C. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall any Contract Officer receive any payment that would be considered an "Excess Parachute Payment" pursuant to Section 280(G) of the Code.

C. (i) From and after the Effective Time, Fifth Third shall assume the obligations of Enterprise and Thrift Subsidiary arising under applicable Ohio and Federal law in existence as of the date hereof or as amended prior to the Effective Time and under the Enterprise Articles of Incorporation and Code of Regulations or Thrift Subsidiary Charter or Bylaws as in effect on the date hereof to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who become, prior to the Effective Time, an officer or director of Enterprise, Thrift Subsidiary, or any of their subsidiaries (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fifth Third) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Enterprise or the Thrift Subsidiary if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Fifth Third shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under the Enterprise Articles of Incorporation or Code of Regulations or Thrift Subsidiary's Charter or Bylaws. Fifth Third's assumption of the indemnification obligations of Enterprise, Thrift Subsidiary or any of their subsidiaries as provided herein shall continue for a period of three years after the Effective Time or, in the case of claims asserted prior to the third anniversary of the Effective Time until such matters are finally resolved. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify Fifth Third (but the failure to so notify Fifth Third shall not relieve Fifth Third from any liability which Fifth Third may have under this section except to the extent Fifth Third is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this section unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified parties.

      (ii) From and after the Effective Time, the directors, officers and employees of Enterprise and its subsidiaries who become directors, officers or employees of Fifth Third or any of its subsidiaries, except for the indemnification rights set forth in subparagraph (i) above, shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of Fifth Third or the subsidiary by which such person is employed are entitled under the provisions of the Articles of Incorporation of Fifth Third or similar governing documents of Fifth Third or its applicable subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

      (iii) The obligations of Fifth Third provided under this Section VII.C. are intended to benefit, and be enforceable against Fifth Third directly by, the Indemnified Parties, and shall be binding on all respective successors of Fifth Third.

      (iv) Fifth Third shall also purchase and keep in force for a three (3) year period, a policy of directors' and officers' liability insurance to provide coverage for acts or omissions of the type currently covered by Enterprise's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 150% of the annual costs currently paid for such coverage by Enterprise.

D. Fifth Third will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it by Enterprise concerning Enterprise or the Thrift Subsidiary. Enterprise will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Enterprise or Fifth Third, as the case may be, and shall not be used by Fifth Third or Enterprise, as the case may be, in any way detrimental to Enterprise or Fifth Third.

E. All notices under this Agreement or under the Agreement of Merger shall be in wiring and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid and addressed, if to Enterprise to Mr. Otto L. Keeton, Enterprise Federal Bancorp, Inc., 7810 Tylersville Square Drive, West Chester, Ohio 45069 with a copy to Kevin Houlihan, Esq., Elias, Matz, Tiernan & Herrick L.L.P.,12th Floor,734 15th Street, N.W., Washington, D.C. 20005; if to Fifth Third, to Mr. George A. Schaefer, Jr., President and Chief Executive Officer, Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, with a copy to Paul L. Reynolds, Esq., Senior Vice President and General Counsel, Fifth Third Bank, Legal Division, 38 Fountain Square Plaza, 2nd Floor, Cincinnati, Ohio 45263. Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid.

F. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third or Enterprise to each other pursuant hereto constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section X hereof.

G. During the period from the date of this Agreement to the Effective Time, except with the prior approval of Fifth Third, Enterprise shall not, and shall not permit its representatives to, directly or indirectly, subject to the exercise by the Directors of Enterprise of their fiduciary duties, initiate, solicit, negotiate with, encourage discussions with, provide information to, or agree to a transaction with, any corporation, partnership, person or other entity or group concerning any merger of either Enterprise or the Thrift Subsidiary or any sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Enterprise or the Thrift Subsidiary (any such transaction being referred to herein as an "Acquisition Transaction"). Subject to the exercise by the Directors of Enterprise of their fiduciary duties, Enterprise promptly shall communicate to Fifth Third the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

H. Fifth Third and Enterprise shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

I. Enterprise and the Thrift Subsidiary shall to continue operate under their existing agreement with Midwest Payment Systems, Inc. ("MPS") by which MPS performs all electronic funds transfer ("EFT") and related services and by which Enterprise and the Thrift Subsidiary participate in the Jeanie(R) system. Such Agreement provides that MPS will be the exclusive provider of such services to Enterprise and the Thrift Subsidiary.

J. Fifth Third and Enterprise shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law, and provided, further, however, that Fifth Third shall not be required to incorporate any comments from Enterprise into such releases or public filings unless determined to be appropriate by Fifth Third in good faith.

K. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel, without reduction or modification in the number of shares of Fifth Third Common Stock to be issued hereunder. The expenses of printing and mailing the prospectus/proxy statement shall be paid by Fifth Third.

L. 1. Between the date hereof and the Closing Date, Enterprise shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Enterprise and its subsidiaries, taken as a whole, provided, however, that no such information so disclosed to Fifth Third shall be deemed an exception to any representation, warranty or covenant made by Enterprise unless Fifth Third, in its sole discretion, agrees in writing to accept such exception.

      2. Between the date hereof and the Closing Date, Fifth Third shall promptly advise Enterprise in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Enterprise and its subsidiaries, taken as a whole, provided, however, that no such information so disclosed to Enterprise shall be deemed an exception to any representation, warranty or covenant made by Fifth Third unless Enterprise, in its sole discretion, agrees in writing to accept such exception.

VIII. TERMINATION

A. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Enterprise or by Enterprise to Fifth Third in the following instances:

      1. By Fifth Third or Enterprise, if there has been to the extent contemplated in Section VI.B.1. and 2. and Section VI.C.1. and 2. herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentations, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default.

      2. By Fifth Third or Enterprise, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at June 30, 1998, other than any such change attributable to or resulting from any change in law, regulation or GAAP, changes in interest rates, economic, financial or market conditions affecting the banking or thrift industry generally or changes that may occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

      3. By Fifth Third or Enterprise, if the merger transaction contemplated herein has not been consummated by June 30, 1999, provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

      4. By the mutual written consent of Fifth Third and Enterprise.

      5. By Fifth Third if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Fifth Third to effect the Merger set forth in Sections VI.A. and
B. herein and non-compliance is not waived by Fifth Third.

      6. By Enterprise if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions of the obligations of Enterprise to effect the Merger as set forth in Sections VI.A. and C. herein and non-compliance is not waived by Enterprise.

B. If Enterprise shareholders, acting at a meeting held for the purpose of voting upon this Agreement and the Agreement of Merger, fail to approve such agreements in the manner required by law, then this Agreement and the Agreement of Merger shall be deemed to be automatically terminated, provided that Enterprise must be in compliance with Article IV Section A hereof.

C. Upon termination as provided in this Section, this Agreement and the Agreement of Merger, except for the provisions of Paragraphs D, H, J and K of
Section VII hereof shall be void and of no further force or effect, and, except as provided in Paragraph H of Section VII hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination.

IX.   CLOSING AND EFFECTIVE TIME

The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of Fifth Third in Cincinnati, Ohio on a Friday which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Section VI hereof, including the waiting period required by any banking or bank holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of articles or a certificate of merger (which shall be acceptable to Enterprise and Fifth Third) with the Secretary of the State of Ohio in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

X.    AMENDMENT

This Agreement may be amended, modified or supplemented by the written agreement of Enterprise and Fifth Third upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Enterprise, but after any such approval by the shareholders of Enterprise no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement and the Agreement of Merger.

XI.   GENERAL

This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto; provided, however, that the merger or consolidation of Fifth Third shall not be deemed an assignment hereunder if Fifth Third is the surviving corporation in such merger or consolidation and Fifth Third Common Stock shall thereafter continue to be publicly traded and issuable to Enterprise shareholders pursuant to the terms of this Agreement.

XII.  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.

                                            FIFTH THIRD BANCORP

(SEAL)                              By:     /s/ ROBERT P. NIEHAUS
                                            ----------------------------------
                                            Robert P. Niehaus
                                            Executive Vice President

                                    Attest: /s/ PAUL L. REYNOLDS
                                            ----------------------------------
                                            Paul L. Reynolds
                                            Assistant Secretary

                                            ENTERPRISE FEDERAL BANCORP, INC.

(SEAL)                              By:     /s/ OTTO L. KEETON
                                            ----------------------------------
                                            Name:  Otto L. Keeton
                                            Title: President

                                    Attest: /s/ THOMAS J. NOE
                                            ---------------------------------
                                            Name:  Thomas J. Noe
                                            Title: Chief Financial Officer

                                                                      APPENDIX A


          [Substantive Provisions of Legal Opinion to be provided by ______________________ may be issued in ABA Opinion Accord format]



                                 _________, 1998



Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio  45263

Gentlemen:

[Introductory Paragraph to be included]

We are of the opinion that:

1. Enterprise Federal Bancorp, Inc. ("Enterprise") is duly incorporated, validly existing and in good standing as a corporation under the corporate laws of the State of Ohio and has all the requisite corporate power and authority to consummate the Merger.

2. Enterprise is a registered savings and loan holding company under the Home Owners' Loan Act, 12 U.S.C. Sections 1467a et seq., as amended, and has all requisite corporate power and authority to conduct the business in which it is engaged as such business is described in Enterprise's Annual Report on Form 10-K for the year ended June 30, 1998.

3. Enterprise Federal Savings Bank ("Thrift Subsidiary") is duly incorporated and validly existing as a federal savings bank organized and existing under the laws of the United Sates and has all the requisite corporate power and authority to conduct the savings bank business in which it is engaged as such business is described in Enterprise's Annual Report on Form 10-K for the year ended June 30, 1998.

4. The Affiliation Agreement and the Merger have been duly approved and adopted by the Board of Directors and shareholders of Enterprise as required by law and by the Articles of Incorporation and Code of Regulations of Enterprise.

5. The Affiliation Agreement has been duly executed and delivered by Enterprise and (assuming due approval and execution thereof by Fifth Third) constitutes the valid and binding obligation of Enterprise enforceable against Enterprise in accordance with their respective terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance of other laws relating to or from time to time affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation and (ii) the availability of certain remedies may be precluded by general principles of equity.

6. The execution, delivery and performance of the Affiliation Agreement does not violate (i) the Articles of Incorporation or Code of Regulations of Enterprise, or (ii) the Federal Stock Charter or Bylaws of Thrift Subsidiary.

7. All issued and outstanding shares of the capital stock of Enterprise have been duly authorized and validly issued (assuming the receipt of proper consideration therefor) and are nonassessable. To our actual knowledge, Enterprise owns of record all of the ____ outstanding shares of the capital stock of Thrift Subsidiary.

8. To our actual knowledge, all approvals required to be obtained by Enterprise or Thrift Subsidiary in connection with the Merger provided for in the Affiliation Agreement have been obtained from the appropriate regulatory authorities.



                                          Very truly yours,

                                                                      APPENDIX B

                                                                Paul L. Reynolds
                                                                         Counsel



                              ______________, 1998



Enterprise Federal Bancorp, Inc.
7810 Tylersville Square Drive
West Chester, Ohio  45069

Gentlemen:

The undersigned has acted as counsel to Fifth Third Bancorp in connection with the transactions provided for in the Affiliation Agreement dated as of ___________________, 1998, ("Affiliation Agreement") by and between Fifth Third Bancorp ("Fifth Third") and Enterprise Federal Bancorp, Inc. ("Enterprise"). This opinion is rendered to you pursuant to paragraph 3 of Section VI.C. of the Affiliation Agreement.

I have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such statutes, regulations, documents, corporate records, and certificates of public officials and corporate officers as we have deemed necessary for the purposes of this opinion, including but not limited to the following: (a) the Second Amended Articles of Incorporation of Fifth Third, as amended; (b) the Code of Regulations, as amended, of Fifth Third; and, (c) the record of all actions taken by the Board of Directors and Executive Committee of the Board of Directors of Fifth Third in connection with any matters covered by this opinion.

I have made such examination of Ohio and Federal law as I deem relevant for the purposes of this opinion, but I have not made any review of the laws of any state other than Ohio. Accordingly, I express no opinion as to the laws of any state or jurisdiction other than the United States of America and the State of Ohio.

Based upon and subject to the foregoing, I am of the opinion that:


1. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the laws of Ohio, and has all the requisite power and authority to consummate the transactions provided for in the Affiliation Agreement and the Agreement of Merger. Fifth Third is a registered bank holding company under the Bank Holding

      Company Act of 1956, as amended, 12 U.S.C. Section 1841 et seq., and has all requisite corporate power and authority to conduct the business in which it is engaged and as now conducted by it.

2. The Affiliation Agreement and the transactions provided for therein have been duly approved by the Directors of Fifth Third, and no action is required to be taken by the shareholders of Fifth Third to authorize, approve or adopt the Affiliation Agreement or the transactions provided for therein.

3. The Affiliation Agreement has been duly executed and delivered by Fifth Third and constitutes the valid and binding obligation of Fifth Third enforceable against Fifth Third in accordance with its respective terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or from time to time affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation and (ii) the availability of certain remedies may be precluded by general principles of equity.

4. Fifth Third has taken all necessary and required corporate action to authorize the issuance or transfer of the shares of its Common Stock to be received by holders of the Common Stock of Enterprise as a result of the merger of Enterprise with and into Fifth Third and, when so issued or transferred, such shares will be legally and validly issued and outstanding, fully paid and nonassessable and will not upon such transfer or issuance be subject to the preemptive rights of any shareholder of Fifth Third, and such shares have been registered under the Securities Act of 1933, as amended.

5. The registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, Registration No. ________ (the "Registration Statement"), by Fifth Third to register the shares of Common Stock of Fifth Third being offered to the shareholders of Enterprise in the merger provided for in the Affiliation Agreement and the Agreement of Merger has been declared effective and no stop order has been issued and no proceeding for the purpose has been initiated or, to my best knowledge, contemplated or threatened by the Securities and Exchange Commission.

6. The Registration Statement and the Proxy Statement/Prospectus included therein at the time it became effective complied as to form with the Securities Act of 1993, as amended, and the rules and regulations thereunder.

7. All necessary approvals for the transactions provided for in the Affiliation Agreement and the Agreement of Merger have been obtained from the appropriate regulatory authorities.


                                          Very truly yours,

                                          FIFTH THIRD BANCORP



                                          Paul L. Reynolds
                                          Counsel

                                                                      APPENDIX C

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                        [Form for Employees 40 and over]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, _______________________ ("you") and Fifth Third Bank, including its officers, directors and predecessor, Enterprise Federal Bancorp, Inc. and its subsidiaries and affiliates (collectively, "Fifth Third") agree as follows:

Your job assignments are eliminated as of ________, 199__. As a severance package, you are being offered _____________________________.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on _________________________ ,199__. If you observe these conditions and sign this Agreement, the terms and conditions hereof become effective seven days after you sign this Agreement because you have a right to revoke your consent during the seven day period after signing. You are advised to consult with personal counsel of your choice before acting on this Agreement.

If you choose this, you also agree to fully cooperate with Fifth Third and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to Fifth Third's satisfaction as reasonably determined by Fifth Third, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of Fifth Third in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release Fifth Third, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against Fifth Third and the others released herein, which relate to or arose from your separation from Fifth Third as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against Fifth Third, or the others released herein, regarding any matter related to your separation from employment with Fifth Third, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from Fifth Third with anyone within or outside of Fifth Third unless required by subpoena or any other legal compulsion, and you will give immediate notice to Fifth Third of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from Fifth Third.

You represent and warrant that you have returned to Fifth Third the original and any copies of all keys, Fifth Third identification cards, charge cards, equipment, papers, reports, memorandum or other items of Fifth Third property on __________, 199__. You acknowledge that Fifth Third has returned to you all items of your personal property.

You and Fifth Third recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by Fifth Third or any of the others released herein.

Signed this ___ day of ____________, 199___.

                                    Witnessed and accepted:

ACCEPTED AND AGREED TO:                         THE FIFTH THIRD BANK

------------------------------
(NAME)                              BY:
                                          -----------------------------

                                    DATE:
                                          -----------------------------


Effective Date:_______, 199_        Effective Date:  ___________, 199__

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                          [Form for Employees under 40]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, __________________ ("you") and Fifth Third Bank, including its officers, directors and predecessor, Enterprise Federal Bancorp, Inc. and its subsidiaries and affiliates, (collectively, "Fifth Third") agree as follows:

Your job assignments are eliminated as of ________, 199__. As a severance package, you are being offered _________________________________.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on _________________________ ,199__.

If you choose this, you also agree to fully cooperate with Fifth Third and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to Fifth Third's satisfaction as reasonably determined by Fifth Third, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of Fifth Third in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release Fifth Third, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against Fifth Third and the others released herein, which relate to or arose from your separation from Fifth Third as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against Fifth Third, or the others released herein, regarding any matter related to your separation from employment with Fifth Third, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from Fifth Third with anyone within or outside of Fifth Third unless required by subpoena or any other legal compulsion, and you will give immediate notice to Fifth Third of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from Fifth Third.

You represent and warrant that you have returned to Fifth Third the original and any copies of all keys, Fifth Third identification cards, charge cards, equipment, papers, reports, memorandum or other items of Fifth Third property on __________, 199__. You acknowledge that Fifth Third has returned to you all items of your personal property.

You and Fifth Third recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by Fifth Third or any of the others released herein.

Signed this ___ day of ____________, 199___.


                                    Witnessed and accepted:
ACCEPTED AND AGREED TO:
                                          FIFTH THIRD BANK
------------------------------
(NAME)                              BY:
                                        ------------------------------

                                    DATE:
                                         ------------------------------


Effective Date: ________ , 199_     Effective Date:  ___________, 199_

                                                                      APPENDIX D


                                          _______________, 1998



Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263


Ladies and Gentlemen:

      I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Enterprise Federal Bancorp, Inc., an Ohio corporation ("Enterprise") as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or in SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Affiliation Agreement dated as of September 25, 1998 (the "Affiliation Agreement"), by and between Enterprise and Fifth Third Bancorp, an Ohio corporation ("Fifth Third"), Enterprise plans to merge with and into Fifth Third (the "Merger").

      I further understand that as a result of the Merger, I may receive shares of common stock, no par value per share, of Fifth Third ("Fifth Third Stock")
(i) in exchange for shares of common stock, par value $.01 per share, of Enterprise ("Enterprise Stock") or (ii) as a result of the exercise of options or other securities or obligations convertible into or exercisable or exchangeable for, or giving me the right to subscribe for or acquire, capital stock of Fifth Third or Enterprise.

      I have carefully read this letter and reviewed the Affiliation Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Fifth Third Stock and Enterprise Stock, to the extent I felt necessary, with my counsel or counsel for Enterprise.

      I represent, warrant and covenant with and to Fifth Third that in the event I receive any Fifth Third Stock as a result of the Merger:

   1. I shall not make any sale, transfer, or other disposition of such Fifth Third Stock unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of

      Rule 145 under the Securities Act (as such rule may be amended from time to time), or (c) in the opinion of counsel in form and substance reasonably satisfactory to Fifth Third, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

   2. I understand that Fifth Third is under no obligation to register the sale, transfer or other disposition of shares of Fifth Third Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

   3. I understand that stop transfer instructions will be given to Fifth Third's transfer agent with respect to the shares of Fifth Third Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

            "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Fifth Third, a copy of which agreement is on file at the principal offices of Fifth Third."

   4. I understand that, unless transfer by me of the Fifth Third Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Fifth Third reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

      It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to Fifth Third (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Fifth Third, to the effect that such legend is not required for purposes of the Act, or (b) evidence or representations satisfactory to Fifth Third that the Fifth Third Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

      I further represent, warrant and covenant with and to Fifth Third that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Enterprise Stock or Fifth Third Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as Fifth Third notifies me that results covering at least 30 days of combined operations of Enterprise and Fifth Third after the Merger have been published by Fifth Third. I understand that Fifth Third is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

      I further understand and agree that this letter agreement shall apply to all shares of Enterprise Stock and Fifth Third Stock that I am deemed to beneficially own pursuant to applicable federal securities laws.

      I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if Enterprise or Fifth Third advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Enterprise Stock or Fifth Third Stock in order for Fifth Third to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                    Very truly yours,



                                    By
                                      ----------------------------

                                    Name
                                        --------------------------


Accepted this ____ day of _______________, 1998

        FIFTH THIRD BANCORP

By:
        -------------------------------

Name:
        -------------------------------

Title:
        -------------------------------